Exhibit 99.1

GeoMet Announces Financial and Operating Results
for the Quarter and Six Months ended June 30, 2015 and
Payment of a Cash Dividend on its Series A Convertible Redeemable Preferred Stock

Houston, Texas— August 13, 2015—GeoMet, Inc. (OTC: GMET; OTC: GMETP) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and six months ended June 30, 2015 and payment of a cash dividend on its Series A Convertible Redeemable Preferred Stock.

Financial and Operating Results

On May 12, 2014, GeoMet closed the sale of substantially all of its remaining assets (the “Asset Sale”). As a result of the Asset Sale, all operating activities are presented as discontinued operations in the Condensed Consolidated Statements of Operations (Unaudited) for each of the quarter and six month periods ended June, 2015 and 2014.

As of June 30, 2015, our primary asset as a public “shell company” is cash in the amount of $22.6 million. On a go forward basis, we will continue to incur general and administrative expenses necessary to sustain a public registrant and professional fees while assessing strategic opportunities.

Quarter Ended June 30, 2015

For the quarter ended June 30, 2015, GeoMet reported a net loss available to common stockholders of $2.2 million, or $0.06 per fully diluted common share. Included in net loss available to common stockholders for the quarter ended June 30, 2015 were non-cash charges of $1.0 million for accretion of preferred stock and $0.6 million for paid-in-kind (“PIK”) dividends paid on preferred stock.

For the quarter ended June 30, 2014, GeoMet reported net income available to common stockholders of $57.7 million, or $1.42 per fully diluted common share. Included in net income available to common stockholders for the quarter ended June 30, 2014 were non-cash charges of $0.7 million for accretion of preferred stock and $0.6 million for PIK dividends paid on preferred stock.

For the quarter ended June 30, 2015, GeoMet reported no income from discontinued operations.

For the quarter ended June 30, 2014, GeoMet reported income from discontinued operations of $60.3 million, net of tax of $0.7 million, or $1.49 per fully diluted common share. Included in income from discontinued operations was a $61.8 million gain resulting from the Asset Sale.

Six Months Ended June 30, 2015

For the six months ended June 30, 2015, GeoMet reported a net loss available to common stockholders of $4.5 million, or $0.11 per fully diluted common share. Included in net loss available to common stockholders for the six months ended June 30, 2015 were non-cash charges of $1.9 million for accretion of preferred stock and $1.1 million for PIK dividends paid on preferred stock.

For the six months ended June 30, 2014, GeoMet reported net income available to common stockholders of $57.3 million, or $1.41 per fully diluted common share. Included in net income available to common stockholders for the six months ended June 30, 2014 were non-cash charges of $1.3 million for accretion of preferred stock and $1.2 million for PIK dividends paid on preferred stock.

For the six months ended June 30, 2015, GeoMet reported no income from discontinued operations.

For the six months ended June 30, 2014, GeoMet reported income from discontinued operations of $62.3 million, net of tax of $0.7 million, or $1.54 per fully diluted common share. Included in income from discontinued operations was a $61.8 million gain resulting from the Asset Sale.

Declaration of Cash Dividend on Series A Convertible Redeemable Preferred Stock

On August 13, 2015, GeoMet’s Board of Directors declared a quarterly dividend to its preferred stockholders, covering the period July 1, 2015 through September 30, 2015, to be paid in cash. The dividend has been calculated at an annual rate of 9.6%. The dividend of $0.24 per share will be paid on September 30, 2015 to preferred stockholders of record on September 15, 2015. In the aggregate, it is estimated that approximately $1.7 million will be paid in connection with this dividend.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission (“SEC”). Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

For more information please contact William A. Wiederkehr, Jr., Treasurer and Secretary, at (713) 600-4310 or wwiederkehr@geometcbm.com.

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Expenses:
Depreciation	$—	$—	$—	$113,817
General and administrative	700,146	917,519	1,456,926	1,947,123
Lease termination costs	—	427,722	—	427,722
Total operating expenses	700,146	1,345,241	1,456,926	2,488,662

Other income (expense)	41,736	(1,669)	48,496	(20,203)

Loss before income taxes from continuing operations	(658,410)	(1,346,910)	(1,408,430)	(2,508,865)

Income tax expense	6,250	6,250	12,500	12,500

Loss from continuing operations	(664,660)	(1,353,160)	(1,420,930)	(2,521,365)

Discontinued operations	—	60,327,228	—	62,344,289

Net (loss) income	$(664,660)	$58,974,068	$(1,420,930)	$59,822,924
Accretion of Preferred Stock	(994,269)	(705,165)	(1,892,042)	(1,349,909)
Paid-in-kind dividends on Preferred Stock	(590,368)	(552,915)	(1,141,636)	(1,152,790)
Cash dividends paid on Preferred Stock	(438)	(490)	(907)	(1,058)
Net (loss) income available to common stockholders	$(2,249,735)	$57,715,498	$(4,455,515)	$57,319,167

Net (loss) income per common share—basic and diluted:
Net loss per common share from continuing operations	$(0.06)	$(0.07)	$(0.11)	$(0.13)
Net income per common share from discontinued operations	—	1.49	—	1.54
Net (loss) income per common share—basic	$(0.06)	$1.42	$(0.11)	$1.41

Weighted average number of common shares:
Basic and diluted	40,513,373	40,515,020	40,513,373	40,514,561

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$21,594,220	$22,894,405
Other current assets	10,832	148,302
Total current assets	21,605,052	23,042,707
TOTAL ASSETS	$21,605,052	$23,042,707
LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Income taxes payable	$2,543	$2,543
Other current liabilities	259,532	275,350
Total current liabilities	262,075	277,893
TOTAL LIABILITIES	262,075	277,893
Series A Convertible Redeemable Preferred Stock	51,709,899	48,676,221
Total stockholders’ deficit	(30,366,922)	(25,911,407)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$21,605,052	$23,042,707

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

	2015	2014

Net cash used in operating activities	$(1,299,278)	$(7,020,576)

Net cash provided by investing activities	—	95,442,170

Net cash used in financing activities	(907)	(71,551,058)

(Decrease) increase in cash and cash equivalents	(1,300,185)	16,870,536

Cash and cash equivalents at beginning of period	22,894,405	8,108,272

Cash and cash equivalents at end of period	$21,594,220	$24,978,808